UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 26, 2017

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	814-00188	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 328-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) On October 26, 2017, the Board of Directors (the “Board”) of Medallion Financial Corp. (the “Company”), upon the recommendation of the Board’s Nominating and Governance Committee, increased the size of the Board from eight to nine members and appointed Allan Tanenbaum to serve as a member of the Board, effective immediately. Mr. Tanenbaum was also appointed to the Compensation Committee of the Board, effective immediately. The Board determined that Mr. Tanenbaum is an independent director within the meaning of the NASDAQ Stock Market listing standards.

Mr. Tanenbaum is currently Of Counsel at Taylor English, an Atlanta-based law firm, in their Corporate and Business practice group. In addition, he is co-founder, Managing Partner and General Counsel of Equicorp Partners, a private equity and advisory firm. Before founding Equicorp Partners, Mr. Tanenbaum was General Counsel at AFC Enterprises, Inc., the franchisor of Popeyes Louisiana Chicken, Church’s Chicken, Seattle’s Best Coffee and Cinnabon. Mr. Tanenbaum also spent more than 30 years in private practice. He also currently serves on the Board of Directors of DSW Shoe Warehouse, where he chairs the Compensation Committee and is a member of the Audit Committee, as well as on the boards of several privately owned corporations.

There are no arrangements or understandings between Mr. Tanenbaum and any other persons pursuant to which Mr. Tanenbaum was selected as a director of the Company. There are no transactions between Mr. Tanenbaum and the Company that would be reportable under Item 404(a) of Regulation S-K. Mr. Tanenbaum will receive compensation for his service as a non-employee director of the Company’s Board in accordance with the terms of the Company’s director compensation program, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 1, 2017.

ITEM 8.01. OTHER EVENTS.

On October 30, 2017, the Company issued a press release to the news media announcing the appointment of Mr. Tanenbaum to the Board.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in the press release is being furnished, not filed, pursuant to Item 8.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Please note that this report and Exhibit 99.1 hereto contain forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, costs, sales, net investment income, earnings, and growth. The Company’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those factors discussed under the heading “Risk Factors,” in the Company’s 2016 Annual Report on Form 10-K.

On October 27, 2017, Medallion Financial Corp. (the “Company”) mailed a Letter to Stockholders regarding the Company’s common stock repurchase program.

A copy of the Letter to Stockholders is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press release, dated October 30, 2017.

99.2	Letter to Stockholders, dated October 27, 2017.

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated October 30, 2017.

99.2	Letter to Stockholders, dated October 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
Name: Larry D. Hall
Title: Chief Financial Officer

Date: October 30, 2017

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